Exhibit 10.7  Licensing  Agreement


                               LICENSING AGREEMENT

     This agreement ("Agreement"), effective on the date of the last party's signature ("Effective Date"), is between Mitigo, Inc., a Delaware corporation having a principal place of business at 120 Presidential Way, Suite 310, Woburn, Massachusetts 01801 ("Licensee"), and Cobblestone Software, Inc., a Delaware corporation having a principal place of business at 76 Lowell Street, Lexington, Massachusetts 02420 ("Licensor").

     In consideration of the mutual promises and undertakings described herein, the parties agree as follows:

1.0  DEFINITIONS

     As used in this Agreement and where not otherwise distinctly defined, the following terms will have the following definitions:

     1.1 "Licensed Technology" shall mean any and all methods, implementations, designs, devices, techniques, inventions (including the claims of U.S. Patents Nos. 6,098,882 and 6,176,427), trade secrets, know how, formulae, processes, practices, knowledge, skill, experience, works of authorship (including computer software), and mask works which are involved in the source code, object code and computer software entitled PaperDisk (i.e., the encoding and decoding functions of Cobblestone's proprietary matrix code), subject to and limited by the licenses granted in section 2.0.

     1.2 "Intellectual Property Rights" shall mean all rights protecting intellectual property granted under domestic or foreign statutory and/or common laws including patents, trade secrets, copyrights, mask work rights, rights of privacy or publicity, moral rights, contract and licensing rights, and other proprietary rights, and any applications and registrations therefore in all countries of the world, subject to and limited by the licenses granted in section  2.0.

     1.3 "Mobile Commerce" shall mean any activity where mobile devices, such as mobile telephones, Personal Digital Assistants (PDAs), handheld computers, or other wireless enabled devices as may be developed in the future, that are used to communicate via the Internet to consummate a purchase or exchange of goods or services, or to send or retrieve information related to an actual or prospective purchase or exchange of goods or services.

     1.4 "License" shall mean the perpetual, worldwide right to make, have made, reproduce, have reproduced, use, perform, display, import, sell, have sold, offer for sale, rent, lease, distribute, transmit, make improvements and derivative works, and otherwise dispose of products or components (including, but not limited to, chips, cores and software), and to sublicense others to do the same to the extent necessary to carry out the licensing rights granted to the Licensee.

     1.5 "Improvements" shall mean any beneficial modification of the Licensed Technology made on or after September 1, 2001.


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     1.6     "Derivative Work" shall mean any modification, reflecting a modicum of  creativity,  of  a  preexisting  work.

2.0  LICENSES

     2.1 Cobblestone hereby grants Mitigo an exclusive License to all of Cobblestone's Intellectual Property Rights associated with the Licensed Technology for decoding visibly-encoded public-domain symbols officially approved by the Uniform Council Code, or other commonly recognized symbology standards organizations, for use in mobile commerce.

     2.2 Cobblestone hereby grants Mitigo an exclusive License to all of Cobblestone's Intellectual Property Rights associated with the Licensed Technology to encode and decode visual symbols, in the visible spectrum, at less than or equal to seventy-five (75) data bits, plus an additional number of bits used for error correction and detection techniques.

2.3 Cobblestone hereby grants Mitigo an exclusive License under its Intellectual Property Rights associated with the Licensed Technology to decode visibly-encoded proprietary symbols, licensed to Mitigo by third parties (to the extent of those licenses) that relate to enabling Mobile Commerce activities.

3.0  RESERVATIONS  TO  EXCLUSIVE  LICENSES

     3.1 Notwithstanding the exclusive character of the exclusive Licenses granted under sections 2.2, 2.3 and 2.4 of this Agreement, Mitigo shall take such Licenses subject to the rights granted to JumpJot, Inc. by a written agreement attached to this Licensing Agreement as Exhibit A. Cobblestone represents that no other Licenses have been granted which may affect the subject matter of the Licensed Technology or which would substantially diminish the value of the Licenses granted herein. In the event of a default or other event which would cause the License granted to JumpJot, Inc. to expire, Mitigo shall have a right of first refusal to acquire the rights that Licensor would otherwise grant to a third party where those rights consist of all or substantially all of the rights granted to JumpJot. If Mitigo does not, within thirty (30) days of receipt from Cobblestone of notice of default or expiration of JumpJot's License, indicate in writing its acceptance of a License to such rights, then Mitigo shall be deemed to have refused a License for such rights. This right of first refusal shall apply only in the first three (3) years following the date of this Agreement.

4.0  WORKS  CREATED  AND  INVENTIONS DEVELOPED WITHIN THE SCOPE OF EMPLOYMENT

     4.1 Cobblestone acknowledges that one or more of Mitigo's employees, including, but not limited to, Thomas Charles Antognini, are employees of Cobblestone, and that any works created, or inventions developed, by any such employees of Mitigo, within the scope of the employees' employment at Mitigo, are the property of Mitigo, provided that Mitigo shall not have rights to such works created or inventions developed, more extensive than would be covered by an employment contract that includes the following terms:

     "I. Computer Programs Are Works Made for Hire: I understand that as part of my job duties I may be asked to create, or contribute to the creation of, computer programs, documentation and other copyrightable works. I agree that any and all computer programs, documentation and other copyrightable materials that I am asked to prepare or work on as part of my employment with the Company, shall be "works made for hire" and that


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     the Company shall own all the copyright rights in such works, provided that such  works  satisfy  paragraphs  IIa,  IIb,  and  IIc.

     II. Disclosure of Developments: While I am employed by the Company, I will promptly inform the Company of the full details of all my inventions, discoveries, improvements, innovations and ideas - whether or not patentable, copyrightable or otherwise protectible -- that I conceive, complete or reduce to practice (whether jointly or with others) and which:

          (a) relate to the Company's present or prospective business related to handheld wireless applications, or actual or demonstrably anticipated research and development related to handheld wireless applications,

          (b) result from any work I do using non-incidental amounts of equipment, facilities, materials, trade secrets or personnel of the Company, and

          (c) result from or are suggested by any work that I may do for the Company, provided that such works do not relate to the PaperDisk technology (i.e., the encoding and decoding functions of Cobblestone's proprietary matrix code).

     Such items shall collectively be called "Developments".

     III. Assignment of Developments: I hereby assign to the Company or the Company's designee, my entire right, title and interest in all of the following, that I conceive or make (whether alone or with others) while employed by the Company:

          (a)  all  Developments;

          (b) all copyrights, trade secrets, trademarks and mask work rights in Developments; and

          (c) all patent applications filed and patents granted on any Developments, including those in foreign countries."

5.0  LICENSING  FEES  AND  POTENTIAL  ROYALTIES

     5.1 As consideration for the Licenses granted in section 2.0, Mitigo will pay Cobblestone $5,000.00 upon the execution of this Licensing Agreement, and an additional $25,000.00 on each September 1 that occurs after the Effective Date of this Licensing Agreement, whereby the first $25,000.00 payment will be due on September 1, 2002. Mitigo shall pay the amounts required under this subsection on or before September 1 of the applicable year. Mitigo shall pay interest at the rate of 12% per annum for any payments received more than forty-five (45) days after September 1 of the applicable year. If for any reason this Licensing Agreement is terminated lawfully in writing under the terms of this Licensing Agreement, Mitigo shall pay, within thirty (30) days of the termination date of this Licensing Agreement, an amount less than or equal to $25,000.00, to Cobblestone, whereby the amount due will be determined by prorating the $25,000.00 for the portion of the then current year that has passed since the preceding September 1 as of the termination date based on receipt of written notice.

     5.2  As  consideration  for  the  exclusive  License  granted in subsection
2.3,  Mitigo  shall  pay  Cobblestone  royalties  of  an  additional  $25,000 on


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September  1  of  each  year  starting in 2003 provided, however, that if Mitigo elects, in its sole discretion, to cede back all exclusive rights granted in subsection 2.3, Mitigo shall not be required to make any of these additional payments for years subsequent to such election. Mitigo shall pay interest at the rate of 12% per annum for any payments received more than forty-five (45) days after the end of the applicable quarter.


6.0  TAXES

     6.1 Payment. Mitigo shall, in addition to the payments required hereunder, pay all applicable sales, use, transfer or other taxes, however designated, which are levied or imposed by reason of the transaction contemplated hereunder; excluding, however, income taxes on income which may be levied against Cobblestone. The parties agree that the determination of the amount of state and local sales and use taxes, if any, the jurisdiction to which such taxes are to be paid, and any other determinations of a substantive or procedural nature relating to such taxes, will be the responsibility and prerogative of Mitigo, in its sole discretion.

     6.2 Tax Indemnity. All such taxes shall be specifically stated and billed to Mitigo by Cobblestone and Cobblestone shall itemize the components on the invoices. All such taxes shall be collected and remitted to the appropriate state by Cobblestone. Cobblestone shall have sole responsibility for the timely payment of all applicable state and local sales and use taxes with respect to all of Mitigo's purchases under this Agreement.

7.0  RECORDS  AND  REPORTING

     Mitigo shall maintain financial records. Such records shall be maintained by Mitigo for at least three (3) years following the applicable reporting period. Such records shall be made available during normal business hours and upon reasonable advance notice for inspection by and at the expense of Cobblestone.

8.0  CONFIDENTIALITY

     8.1 Confidential Information: Each party acknowledges that certain information disclosed in connection with the transactions contemplated hereunder may contain confidential information and trade secrets of the other party, and that such confidential information and trade secrets are the property of the disclosing party. Such information disclosed hereunder shall be treated as "Confidential Information" of the disclosing party under this section only if such information, if disclosed in written or other tangible form, is marked conspicuously as "confidential" or with a similar legend, or, if disclosed orally or by non-tangible visible means, is reduced to writing (and similarly marked) by the disclosing party within thirty (30) days after the date of disclosure.

     8.2 Non-disclosure: A party receiving Confidential Information shall take the same measures to prevent unauthorized disclosure and maintain the confidentiality of such Confidential Information as it takes with respect to its own confidential information of similar importance, but shall in no event take less than reasonable measures.

     8.3 Need-to-Know Restriction: A party receiving Confidential Information shall limit dissemination of and access to any Confidential


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Information to those personnel of the receiving party who have a good faith need for  such  access  to  effectuate  the  purposes  of  this  Agreement.

     8.4 Confidential Information shall not include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on a party's part; (b) a receiving party can demonstrate to have had rightfully in the receiving party's possession prior to disclosure to the receiving party by the disclosing party; (c) is independently developed by the receiving party without the use of any of the disclosing party's Confidential Information; (d) the receiving party rightfully obtained the information from a third party who has the right to transfer or disclose it to receiving party; (e) the receiving party discloses with the disclosing party's prior written consent, or (f) the existence but not the details of a business relationship between Mitigo and Cobblestone.

9.0  REPRESENTATIONS  AND  WARRANTIES

     9.1  Representations.

        9.1.1  Cobblestone  hereby  represents  to  Mitigo:

               a. That Cobblestone is the sole owner of the Licensed Technology and has the sole right to grant the Licenses granted under section 2.0 in and to the Licensed Technology.

               b. That Mitigo's licensed use, possession and duplication of the Licensed Technology will not be interrupted or otherwise disturbed by any entity asserting a claim related to the Licensed Technology.

               c. That neither the Licensed Technology, or any portion thereof, constitutes or may give rise to a claim of infringement of any patent, copyright, trade secret or other property right of a third party.

               d. That, as pertains to the encoding and decoding of digital data using the Licensed Technology, Cobblestone is not aware of any facts or circumstances that would constitute an infringement of any third party patents, copyrights or trade secrets.

     9.2  Warranties.

     Except as otherwise set forth herein, Cobblestone's Licensed Technology is licensed as is. All warranties, either expressed or implied, are disclaimed as to the technology in its quality, performance, merchantability, or fitness for any business or a particular purpose. In no event will Cobblestone be liable for direct, indirect or incidental or consequential damages resulting from any defect in the PaperDisk software. However, it will be Cobblestone's responsibility to correct any defect in the PaperDisk software within a reasonable time after receiving a complaint, where such reasonable time will in no event exceed twelve (12) months from the Effective Date of this Licensing Agreement.


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     9.3  General  Representations  and  Warranties.

          NOTHING IN THIS AGREEMENT, EXCEPT AS SET FORTH IN SUBSECTIONS 9.1 AND 9.2, SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY EITHER PARTY OF THE VALIDITY, ENFORCEABILITY OR SCOPE OF ANY OF THE INTELLECTUAL PROPERTY RIGHTS. NEITHER PARTY SHALL HAVE LIABILITY WHATSOEVER TO THE OTHER PARTY OR ANY OTHER PERSON OR A THIRD PARTY FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON A PARTY OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE PRODUCTION, USE OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE INTELLECTUAL PROPERTY RIGHTS; OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OTHER INTELLECTUAL PROPERTY RIGHTS.

10.0 ASSIGNMENT  AND  DELEGATION

     No right may be assigned, and no duty may be delegated, by either party under this Agreement except to a successor of all or substantial all of its assets or voting securities whether by sale, merger or otherwise, provided that the assigning party shall provide the other party with prompt written notice and cause such assignee to be bound by this Licensing Agreement.

11.0 NOTICE

     Any notice, report or payment provided for in this Licensing Agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the party for whom intended at the address given in this Licensing Agreement or at such changed address as the party shall specify by written notice.

12.0 INDEMNIFICATION

     Each party agrees to indemnify and hold harmless the other party from and against any cost, loss or expense (including attorneys' fees) resulting from any and all claims by third parties for loss, damage, or injury allegedly caused by the actions, admissions, or misrepresentations of the other party, as agents or employees provided that the indemnified parties provides the indemnifying party with (a) prompt written notice of such claims or actions, (b) sole controlling authority over the defense or settlement of such claim or action, and (c) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

13.0 TERMINATION

    13.1  Right  to  Terminate.

       13.1.1 Either party may terminate this Licensing Agreement if the other party materially breaches its obligations under this Licensing Agreement and does not remedy such breach within thirty (30) days of its receipt of written notice of such breach.

       13.1.2 In addition to the rights provided in 13.1, It will constitute a material breach of this Licensing Agreement, permitting either party to immediately terminate this Licensing Agreement, if the other party:


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          a.   Persistently  repeats  a  remedial  breach;

          b. Files a petition under the United States Bankruptcy Act or any state insolvency law;

          c. Has filed against it any petition under the United States Bankruptcy Act or any state insolvency law which is not dismissed within sixty (60) days; or

          d.   Makes  an  assignment  for  the  benefit  of  creditors.

     13.2 Effect  of  Termination.

          Upon termination, each party shall return to the other party the other party's confidential information established under section 2.0.

14.0 LITIGATION

     14.1 Each party shall notify the other party in writing of any suspected infringement of the Intellectual Property Rights by a third party and shall inform the other party of any evidence of such infringement. As the exclusive Licensee of the Licensed Technology, Mitigo shall have the initial right to institute suit for infringement. Cobblestone agrees to cooperate as reasonably necessary with Mitigo, if requested, with all costs, attorneys' fees and expenses to be paid by Mitigo. However, if Mitigo chooses not to institute suit for infringement within ninety (90) days of receipt of written notice of the infringement, Cobblestone may bring suit for infringement in its own name, on its own behalf, and at its own expense. Whichever party brings the law suit shall be entitled to any recovery or damages resulting from the law suit. The instituting party may not settle with an infringer without the prior approval of the other party if such settlement would affect any rights of the other parties.

     14.2 Each party is responsible for defending its rights under this Agreement and any action initiated by a third party. The other party will cooperate as reasonably necessary, if requested, with the party involved in any action to defend the involved party's rights, and any costs, attorneys' fees and expenses to be paid by the involved party.

15.0 GENERAL  PROVISIONS

     15.1 This Licensing Agreement will be binding on and inure to the benefit of the parties and their respective successors and assigns.

     15.2 Neither party shall be liable to the other party for any loss profits, loss savings, or other consequential damages, even if such party has been advised of the possibility of or could have foreseen such damages.

     15.3 The waiver or breach of this Agreement or the failure of either of the parties to exercise any rights under this Agreement will in no event constitute a waiver as to any future breach, whether similar or dissimilar in nature, or as to the exercise of any future right under this Agreement.

     15.4 This Agreement constitutes the entire understanding of the parties, supersedes all prior agreements, written or oral, between the parties and is intended as a final expression of their agreement. This Agreement will not be modified or amended except in writing signed by both parties.


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     15.5     If  any  part,  term  or provision of this Agreement will be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions will not be effected.

     15.6 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws. Jurisdiction and venue for any litigation arising from or relating to this Agreement shall be in an appropriate federal or state court in Massachusetts.

     15.7     Sections  4.0,  8.0,  9.0, 10.0, 12.0, and 15.1-15.7 shall survive the  expiration,  termination  or  rescission  of  this  Agreement.

     15.8 Both parties acknowledge and agree that successful development and implementation of the Licensed Technology to make the Licensed Technology operational for Mitigo's purposes shall require the party's full and mutual good faith cooperation.

     15.9 The parties are and shall remain independent contractors. Nothing herein shall be deemed to establish a partnership, joint venture or agency relationship between the parties. Neither party shall have the right to obligate nor bind the other party in any manner to any third party.

     15.10 This Agreement may be executed in several counterparts, all of which taken together shall constitute a single agreement between the parties.

     15.11 The section headings used herein are for reference and convenience only and shall not enter into the terms of this Agreement.

     15.12 Where agreement, approval, acceptance, consent or similar action by either party is required by any section of this Agreement, such action shall not be unreasonably delayed or withheld.

     15.13 If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law or proclamation, regulation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties, the parties so effected upon giving prompt notice to the other party, shall be excused from such performance during such prevention, restriction or interference.

     15.14 Quiet Enjoyment. Unless this Agreement is terminated, Mitigo's Licenses to the Licensed Technology shall not be impaired, revoked, or restricted by Cobblestone in any manner or at any time. The foregoing shall not, however, affect Cobblestone's right to seek injunctive relief to prevent a breach of this Agreement by Mitigo.

     15.15 For the purpose of all written communications and notices between the parties, the parties addresses will be:

     Cobblestone Software, Inc.
     76 Lowell Street
     Lexington, MA 02420

     Mitigo, Inc.
     120 Presidential Way, Suite 310
     Woburn, MA 01801


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or  any other address of which any party will notify the other party in writing.

     15.16 Cobblestone and Mitigo agree to negotiate in good faith on potential future licensing of intellectual property rights of either party.

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed on its behalf by its duly authorized representative as follows:

COBBLESTONE  SOFTWARE,  INC.            MITIGO, INC.
By:     /s/Thomas  Antognini            By:        /s/Kevin  Wells
        --------------------                       -----------------
Name:   Thomas  Antognini               Name:      Kevin  Wells
        --------------------                       -----------------
Title:  President                       Title:     President/CEO
        --------------------                       -----------------

Dated:  January  10,  2002              Dated:     January 10, 2002
        --------------------                       -----------------


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